UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2021

Sun Country Airlines Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-40217	82-4092570
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2005 Cargo Road Minneapolis, MN	55450
(Address of principal executive offices)	(Zip Code)

(651) 681-3900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SNCY	The Nasdaq Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On October 12, 2021, Sun Country Airlines Holdings, Inc. (the “Company”or “we”) filed a Registration Statement on Form S-1 (the “Registration Statement”) in connection with a proposed secondary public offering of its common stock (the “Offering”). The Registration Statement contains certain recent developments regarding the Company, which are set forth below.

Recent Developments

The following presents selected preliminary estimates of our consolidated financial and other data for the three months ended September 30, 2021 and actual unaudited financial and other data for the three months ended September 30, 2020 and 2019. Our consolidated financial statements as of, and for the three months ended, September 30, 2021 are not yet available and are subject to completion of our financial closing procedures. The following information reflects our preliminary estimates based on currently available information and is subject to change. We have provided ranges, rather than specific amounts, for the preliminary results described below primarily because we are still in the process of finalizing our financial and operating results as of, and for the three months ended, September 30, 2021 and, as a result, our final reported results may vary materially from the preliminary estimates. The preliminary financial data included in this Current Report on Form 8-K have been prepared by, and are the responsibility of, our management. KPMG LLP has not audited, reviewed, compiled or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto.

	Three Months Ended September 30,
	2021		2020	2019
	Low (Estimated)	High (Estimated)	Actual
Unaudited
(In thousands)
Consolidated Statement of Operations Data:
Revenue	$172,000	$175,000	$77,973	$171,478
Operating income	20,500	23,500	8,817	10,475
Other Operating Data:
ASMs	1,530,000	1,560,000	974,584	1,851,793

For the third quarter of 2021 we expect revenue to be between $172 million and $175 million, which would be an increase of approximately 121% to 124% as compared to the third quarter of 2020 and an increase of approximately 0% to 2% as compared to the third quarter of 2019. Passenger revenue for the third quarter of 2021 is expected to be up approximately 136% from the third quarter of 2020 due to the strength of the COVID-19 pandemic recovery compared to the prior year. Passenger revenue for the third quarter of 2021 is estimated to be 13% lower than the third quarter of 2019, due to the COVID-19 pandemic impact on passenger air traffic, which has not yet recovered to 2019 levels despite the recovery underway. Cargo revenue is expected to be up approximately 71% versus the third quarter of 2020 largely due to the fact that in the prior period we were operating fewer freighter aircraft. Our cargo fleet was not fully ramped up to the full 12 aircraft until mid-fourth quarter of 2020. We did not receive any cargo revenue in 2019, as our cargo service commenced in May 2020.

For the third quarter of 2021 we expect operating income to be between $20.5 million and $23.5 million, which would be an increase of approximately 133% to 167% as compared to the third quarter of 2020 and an increase of approximately 96% to 124% as compared to the third quarter of 2019. For the third quarter of 2021, operating expenses are expected to be up approximately 119% as compared to the third quarter of 2020, driven by increased flying from the COVID-19 pandemic recovery and increased cargo fleet, higher fuel prices, and a $32.9 million credit received in the third quarter of 2020 under the CARES Act. The increase in operating expenses is expected to be offset by the increase in revenue in the third quarter of 2021. Operating expenses in the third quarter of 2021 are expected to be approximately 6% lower than the third quarter of 2019, driven by lower fuel costs from reduced passenger service flying and a shift of aircraft ownership away from leased aircraft to debt financed aircraft. This shift is reducing our aircraft rent expense, but is increasing depreciation and amortization expenses, as well as interest expense in the non-operating portion of our income statement.

For the third quarter of 2021, ASMs are expected to be between 1.53 billion and 1.56 billion, which would be an increase of approximately 57% to 60% as compared to the third quarter of 2020 and a decrease of approximately 16% to 17% as compared to the third quarter of 2019.

Our financial and operating results and business operations for our scheduled service and charter businesses for the three months ended September 30, 2020 were materially and adversely impacted as a result of the COVID-19 pandemic. We believe that our financial and operating results for the three months ended September 30, 2019 are more useful indicators of our scheduled service and charter service operating performance during normal industry conditions.

The information above should be read in conjunction with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for prior periods included in the Registration Statement. Our actual results for the three months ended September 30, 2021 are not yet available, may differ materially from our preliminary estimates (including as a result of quarter-end closing and review procedures) and are not necessarily indicative of the results to be expected for the remainder of 2021 or any future period. Accordingly, you should not place undue reliance upon these preliminary estimates, which are subject to risks and uncertainties, many of which are not within our control. Please see “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Registration Statement for additional information regarding factors that could result in differences between the preliminary estimated ranges of certain of our financial results and other data presented above and the actual financial results and other information we will report as of and for the three months ended September 30, 2021.

During 2021, we have continued to see recovery in demand from the COVID-19 pandemic relative to demand in 2020. However, the ongoing impact of the COVID-19 pandemic on overall demand for air travel remains uncertain and cannot be predicted at this time. In addition, the impact of COVID-19 vaccine mandates and uncertainties in pilot staffing, as well as higher fuel prices, could impact our business and results of operations in the near term. See “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations—Trends and Uncertainties Affecting Our Business” in the Registration Statement.

The following chart shows a comparison of the preliminary estimated financial results of the Company for the third quarter of 2021 as compared to the Company's previously issued guidance that was publicly disclosed on July 28, 2021 and September 9, 2021:

The information contained in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 8.01	Other Events.

On October 12, 2021, the Company issued a press release announcing the launch of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Current Report on Form 8-K contains forward-looking statements based on management’s current expectations and projections, which are intended to qualify for the safe harbor of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements include statements regarding third quarter results and other statements identified by words such as “believe,” “will,” “may,” “might,” “likely,” “expect,” “anticipates,” “intends,” “plans,” “seeks,” “estimates,” “believes,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. All forward-looking statements are based on current expectations and projections of future events. These forward-looking statements reflect the current views, estimates and assumptions of the Company, and are subject to various risks and uncertainties that cannot be predicted or qualified and could cause actual results in the Company’s performance to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include, but are not limited to, the COVID-19 pandemic and its effects including related travel restrictions, social distancing measures and decreased demand for air travel, the competitive environment in the Company’s industry, the Company’s ability to implement its business strategy successfully and other factors set forth under “Risk Factors” in the Registration Statement. All forward-looking statements made herein are expressly qualified in their entirety by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned that all forward-looking statements speak only to the facts and circumstances present as of the date of this Current Report on Form 8-K. The Company expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated October 12, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 12, 2021	Sun Country Airlines Holdings, Inc.

	By:	/s/ Eric Levenhagen
Eric Levenhagen
Chief Administrative Officer, General Counsel and Secretary